UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2012

IDT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Effective July 30, 2012, IDT Telecom, Inc. (“IDT Telecom”), a subsidiary of IDT Corporation (the “Registrant”), entered into a credit agreement, dated July 12, 2012, with TD Bank, N.A. (“Lender”) for  a $25MM line of credit facility to be utilized by IDT Telecom for its working capital requirements, acquisitions and other general corporate purposes.  The credit facility is secured by IDT Telecom’s assets (with certain exceptions) with an interest rate of either LIBOR + 1.50% or Prime Rate - 1.25%, depending on the borrowing option chosen by IDT Telecom.  The foregoing description of the credit agreement is a summary only and is qualified in its entirety by reference to the complete text of the credit agreement, a copy of which will be filed with the Registrant’s next periodic report under the Securities Exchange Act of 1934.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

	By:	/s/ Howard S. Jonas
Howard S. Jonas
Chairman and Chief Executive Officer
Dated: July 31, 2012

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